Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2019

CALABASAS HILLS, Calif., – February 19, 2020 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2019, which ended on December 31, 2019.

Total revenues were $694.0 million in the fourth quarter of fiscal 2019 compared to $585.2 million in the fourth quarter of fiscal 2018. Net income and diluted net income per share were $48.7 million and $1.10, respectively, in the fourth quarter of fiscal 2019. The results in this press release include the acquisition of North Italia and the remaining business of Fox Restaurant Concepts LLC (“FRC”) on October 2, 2019.

Bottom line results of the core business were within the Company’s guidance range and the impact from the acquisition to fourth quarter results was also within the range provided. Fourth quarter 2019 net income and diluted net income per share also reflect a gain on investment in unconsolidated affiliates as well as an impairment and lease termination charge. Excluding these and certain other items, adjusted net income and adjusted diluted net income per share for the fourth quarter of fiscal 2019 were $25.5 million and $0.58, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 0.6% in the fourth quarter of fiscal 2019.

“Comparable sales at The Cheesecake Factory restaurants again outperformed the casual dining industry and bottom-line results of the core business were within our expectations for the fourth quarter,” said David Overton, Chairman and Chief Executive Officer. “Our operators executed very well, with particular strength in labor management, which contributed to solid restaurant-level profitability during the quarter.”

Overton continued, “We believe we have the best teams in the industry, which enable us to deliver delicious, memorable experiences to our guests every day. We are honored to be recognized as one of the ‘100 Best Companies to Work For®’ by FORTUNE magazine for the seventh consecutive year, underscoring our position as a best-in-class employer.”

Overton concluded, “We accomplished so much in 2019, including closing on the acquisitions of North Italia and Fox Restaurant Concepts, reinforcing our leadership position in experiential dining. We continue to believe the combination of our companies will drive long-term value for our shareholders, guests and staff members.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

The Company opened the following Company-owned restaurants during the fourth quarter, meeting its fiscal 2019 development objectives:

Concept	Number of Units
The Cheesecake Factory	3
North Italia	1
Fox Restaurant Concepts
Flower Child	2

In addition, three restaurants opened internationally under licensing agreements during the fourth quarter, including the first location in Macau, the fifth location in Mexico and the fourth location in Saudi Arabia, for a total of six locations opened under licensing agreements during fiscal 2019, as expected.

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.36 per share of the Company’s common stock. The dividend is payable on March 20, 2020 to shareholders of record at the close of business on March 9, 2020.

During the fourth quarter of fiscal 2019, the Company repurchased approximately 10,000 shares of its common stock at an aggregate cost of $0.4 million. In fiscal 2019, the Company repurchased approximately 1.1 million shares of its common stock at a cost of approximately $51.0 million.

Conference Call and Webcast

The Company will hold a conference call to review its results for the fourth quarter of fiscal 2019 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through March 20, 2020.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 294 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 26 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2020, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the seventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitaliarestaurant.com and www.foxrc.com.

From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s teams, its position as a best-in-class employer in the restaurant industry, the acquisitions of North Italia and FRC, reinforcing the Company’s leadership position in experiential dining and the ability of the combined company to drive long-term value for the Company’s shareholders, guests and staff members. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the ability to achieve projected financial results; economic and political conditions that impact consumer confidence and spending; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the FRC concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

Consolidated Statements of	13 Weeks Ended		13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
Income	December 31, 2019(1)		January 1, 2019		December 31, 2019(1)		January 1, 2019
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$694,030	100.0%	$585,155	100.0%	$2,482,692	100.0%	$2,332,331	100.0%
Costs and expenses:
Cost of sales	158,217	22.8%	134,821	23.0%	561,783	22.6%	532,880	22.8%
Labor expenses	250,836	36.2%	209,702	35.8%	899,667	36.3%	834,134	35.8%
Other operating costs and expenses	179,889	26.0%	140,359	24.0%	631,613	25.5%	566,825	24.3%
General and administrative expenses	47,273	6.8%	36,604	6.3%	160,199	6.5%	154,770	6.6%
Depreciation and amortization expenses	23,770	3.4%	24,157	4.1%	88,133	3.5%	95,976	4.1%
Impairment of assets and lease terminations	18,247	2.6%	15,015	2.6%	18,247	0.7%	17,861	0.8%
Acquisition-related costs	2,080	0.3%	-	0.0%	5,270	0.2%	-	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses	1,033	0.1%	-	0.0%	1,033	0.0%	-	0.0%
Preopening costs	6,298	0.9%	5,138	0.9%	13,149	0.5%	10,937	0.5%
Total costs and expenses	687,643	99.1%	565,796	96.7%	2,379,094	95.8%	2,213,383	94.9%
Income from operations	6,387	0.9%	19,359	3.3%	103,598	4.2%	118,948	5.1%
Gain/(Loss) on investment in unconsolidated affiliates	52,672	7.6%	(2,068)	(0.3)%	39,233	1.6%	(4,754)	(0.3)%
Interest and other expense, net	(2,480)	(0.3)%	(1,765)	(0.3)%	(2,497)	(0.1)%	(6,783)	(0.2)%
Income before income taxes	56,579	8.2%	15,526	2.7%	140,334	5.7%	107,411	4.6%
Income tax provision/(benefit)	7,870	1.2%	(652)	(0.1)%	13,041	0.5%	8,376	0.4%
Net income	$48,709	7.0%	$16,178	2.8%	$127,923	5.2%	$99,035	4.2%

Basic net income per share	$1.11		$0.36		$2.90		$2.19
Basic weighted average shares outstanding	43,694		44,796		43,949		45,263

Diluted net income per share	$1.10		$0.35		$2.86		$2.14
Diluted weighted average shares outstanding	44,249		45,669		44,545		46,215

(1) The Company completed the acquisition of North Italia and the remaining business of FRC on October 2, 2019. The Company’s consolidated financial statements include the results of the acquired businesses as of the date of acquisition.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
Selected Segment Information(2)	December 31, 2019(1)	January 1, 2019	December 31, 2019(1)	January 1, 2019
Revenues:
The Cheesecake Factory restaurants	$544,629	$530,786	$2,180,882	$2,127,347
North Italia restaurants	35,268	-	35,268	-
Other	114,133	54,369	266,542	204,984
Total	$694,030	$585,155	$2,482,692	$2,332,331

Income/(loss) from operations:
The Cheesecake Factory restaurants(3)	$54,571	$63,212	$258,374	$270,829
North Italia restaurants	1,608	-	1,608	-
Other(4)	(49,792)	(43,853)	(156,384)	(151,881)
Total	$6,387	$19,359	$103,598	$118,948

Preopening costs:
The Cheesecake Factory restaurants	$4,093	$4,901	$9,967	$9,247
North Italia restaurants	1,297	-	1,297	-
Other	908	237	1,885	1,690
Total	$6,298	$5,138	$13,149	$10,937

Depreciation and amortization:
The Cheesecake Factory restaurants	$17,631	$20,194	$70,971	$80,646
North Italia restaurants	829	-	829	-
Other	5,310	3,963	16,333	15,330
Total	$23,770	$24,157	$88,133	$95,976

The Cheesecake Factory restaurants operating information:
Comparable restaurant sales	0.6%	1.9%	0.8%	1.7%
Restaurants opened during period	3	3	5	4
Restaurants open at period-end	206	201	206	201
Restaurant operating weeks	2,655	2,595	10,520	10,344

North Italia restaurants operating information:
Comparable restaurant sales	4%	-	-	-
Restaurants opened during period	1	-	-	-
Restaurants open at period-end	22	-	-	-
Restaurant operating weeks	280	-	-	-

Fox Restaurant Concepts (FRC) operating information:
Restaurants opened during period	2	-	-	-
Restaurants open at period-end	49	-	-	-

Number of company-owned restaurants:
The Cheesecake Factory	206
North Italia	22
Fox Restaurant Concepts (FRC)	49
Other	15
Total	292
Number of international-licensed restaurants:
The Cheesecake Factory	26

Selected Consolidated Balance Sheet Information	December 31, 2019	January 1, 2019
Cash and cash equivalents	$65,416	$26,578
Long-term debt	290,000	10,000

(1) The Company completed the acquisition of North Italia and the remaining business of FRC on October 2, 2019. The Company’s consolidated financial statements include the results of the acquired businesses as of the date of acquisition.

(2) The Cheesecake Factory restaurants and North Italia are the only businesses that meet the criteria of a reportable operating segment. The remaining operating segments along with the businesses that don’t qualify as operating segments are combined in Other. Unallocated corporate expenses, which were previously classified in a separate Corporate line, are also combined in Other. In addition, gift card costs, which were previously classified in The Cheesecake Factory restaurants reportable segment, are combined in Other. Corresponding balances for the first three fiscal quarters of 2019 and the prior year were reclassified to conform to the current segment presentation. Acquisition-related costs and contingent consideration and amortization are classified in Other.

(3) Includes the following recorded in impairment of assets and lease terminations in the consolidated statements of income: $8.9 million in the thirteen and fifty-two weeks ended December 31, 2019 related to the impairment of two The Cheesecake Factory restaurants, and $3.7 million in the thirteen weeks ended January 1, 2019 and $6.6 million in the fifty-two weeks ended January 1, 2019 related to three The Cheesecake Factory restaurants, including two closures.

(4) Includes the following recorded in impairment of assets and lease terminations in the consolidated statements of income: $9.3 million in the thirteen and fifty-two weeks ended December 31, 2019 related to the impairment of one Grand Lux Cafe and Social Monk Asian Kitchen and the closure of one Grand Lux Cafe and one RockSugar Southeast Asian Kitchen, and $11.3 million in the thirteen and fifty-two weeks ended January 1, 2019 related to the impairment of one Grand Lux Cafe and one RockSugar Southeast Asian Kitchen.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and diluted net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Reconciliations of the Company’s anticipated adjusted diluted net income per share ranges to their corresponding GAAP measures have not been provided as the Company cannot determine the probable significance or timing of certain reconciling items which are outside of the Company’s control and therefore cannot be reasonably predicted.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 31, 2019(1)	January 1, 2019	December 31, 2019(1)	January 1, 2019
Net income (GAAP)	$48,709	$16,178	$127,293	$99,035
Impairment of assets and lease terminations	18,247	15,015	18,247	17,861
Loss on investment in unconsolidated affiliates(2)	-	2,068	13,439	4,754
Gain on investment in unconsolidated affiliates(3)	(52,672)	-	(52,672)	-
Acquisition-related costs(4)	2,080	-	5,270	-
Acquisition-related contingent consideration, compensation and amortization expenses(5)	1,033	-	1,033	-
Tax effect of adjustments(6)	8,141	(4,442)	3,818	(5,880)
Adjusted net income (non-GAAP)	$25,538	$28,819	$116,428	$16,735

Diluted net income per share (GAAP)	$1.10	$0.35	$2.86	$2.14
Impairment of assets and lease terminations	0.41	0.33	0.41	0.39
Loss on investment in unconsolidated affiliates	-	0.05	0.30	0.10
Gain on investment in unconsolidated affiliates	(1.19)	-	(1.18)	-
Acquisition-related costs	0.05	-	0.12	-
Acquisition-related contingent consideration, compensation and amortization expenses	0.02	-	0.02	-
Tax effect of adjustments	0.18	(0.10)	0.09	(0.13)
Adjusted diluted net income per share (non-GAAP)(7)	$0.58	$0.63	$2.61	$2.51

(1) The Company completed the acquisition of North Italia and the remaining business of FRC on October 2, 2019. The Company’s consolidated financial statements include the results of the acquired businesses as of the date of acquisition.

(2) Represents the Company's share of pre-acquisition losses incurred by North Italia and Flower Child.

(3) Represents gain related to the acquisition of the remaining equity interests in North Italia and Flower Child.

(4) Represents costs incurred to effect and integrate the North and FRC acquisition.

(5) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(6) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for fiscal 2019 and 2018.

(7) Adjusted diluted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100